Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No.1 to Form S-1 of our report dated March 21, 2023, relating to the consolidated financial statements of Southland Holdings, Inc. (f/k/a Legato Merger Corp. II), which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
May 1, 2023